United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$26,863
Unrealized Gain (Loss) on Market Value of Futures	135,408
Dividend Income	78
Interest Income	72
Total Income (Loss)	$162,421

Expenses
General Partner Management Fees	$3,401
SEC & FINRA Registration Expense	620
Brokerage Commissions	345
NYMEX License Fee	85
Non-interested Directors' Fees and Expenses	73
Prepaid Insurance Expense	49
Other Expenses	9,862
Total Expenses	14,435
Expense Waiver	(9,012)
Net Expenses	$5,423
Net Income (Loss)	$156,998

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$6,646,153
Net Income (Loss)	156,998

Net Asset Value End of Month	$6,803,151
Net Asset Value Per Unit (200,000 Units)	$34.02

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612